EXHIBIT 99.1



                                    AGREEMENT


      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Lifemark Corporation or any subsequent acquisitions or dispositions of equity securities of Lifemark Corporation by any of the undersigned.

Dated:  January 11, 2000


                                    HOLLYBANK INVESTMENT, LP



                                    BY: /s/ Timothy G. Caffrey
                                        ----------------------
                                        Timothy G. Caffrey
                                        General Partner

                                    THISTLE INVESTMENT LLC


                                    BY: /s/ Timothy G. Caffrey
                                        ----------------------
                                        Timothy G. Caffrey,
                                        Managing Member


                                        Dorsey R. Gardner


                                    BY: /s/ Timothy G. Caffrey
                                        ----------------------
                                        Timothy G. Caffrey,
                                        Attorney-in-Fact

                                        /s/ Timothy G. Caffrey
                                        ----------------------
                                        Timothy G. Caffrey